UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14 2012

IZEA, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue Suite 412 Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 674-6911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2012, we filed Certificate of Amendment with the Secretary of State of the State of Nevada (“Certificate”) to effect a forward stock split (“Forward Split”) of all our outstanding shares of common stock, par value $0.0001 per share (“Common Stock”) at a ratio of ten (10) for one (1). The Forward Split was effected to cancel a reverse stock split (“Reverse Split”) of all our outstanding Common Stock, at a ratio of one (1) for ten (10) effected on November 23, 2011, as amended on December 1, 2011, as if the Reverse Split were void ab initio.  As of February 14, 2012, the Reverse Split was still pending FINRA approval and we intend to withdraw our notification. Additionally, our transfer agent has not taken any action to effect the Reverse Split.

The adoption of the Restated Articles and Restated Bylaws was approved by written consent on February 14, 2012 by holders of an aggregate of 20,693,956 shares or approximately 54.8% of the outstanding shares of Common Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this report is hereby incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

3.1           Certificate of Amendment filed on February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2012	IZEA HOLDINGS, INC.

	By:	/s/ Edward H. Murphy
Name: Edward H. Murphy
Title: Chief Executive Officer